UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2006

Phantom Fiber Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15627 (Commission File Number)	042451506 (I.R.S. Employer Identification Number)

144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7
(Address of principal executive offices) (zip code)

(416) 703-4007
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2006, at the Annual Meeting of Phantom Fiber Corporation (the “Company”), the following three people were re-elected to serve as members on the Board of Directors of the Company: Jeff Halloran, Konstantine (Gus) Lucas and Stephen Gesner. Also, at such meeting, the following people were not re-elected as directors and will no longer serve on the Board of Directors: Gordon Fowler and J. Graham Simmonds.

On June 28, 2006 the Board of Directors of the Company appointed Chris Carmichael as a member of the Board of Directors of the Company.

Chris Carmichael has been the Chief Financial Officer of GC-Global Capital Corp. since 2004 and has been the Chief Financial Officer, a Director, Chairman of the Audit Committee, and a member of the Corporate Governance Committee of Global Development Resources, Inc. since 2005, both of these companies are listed on the TSX Venture Exchange in Canada. In addition, Mr. Carmichael has been a Director and Chairman of the Audit Committee of Bison Gold Exploration Inc., a company listed on the Canadian Trading and Quotation System, since 2004. Mr. Carmichael was the Chief Financial Officer of Global (GMPC) Holdings Inc. from 2003 through 2005 and the Chief Financial Officer of A&E Capital Funding Inc. from 2004 through 2005. From 2005 through 2006 Mr. Carmichael was a Director, Chairman of the Audit Committee, member of the Corporate Governance Committee and member of the Compensation Committee of VIQ Solutions Inc. During 2003, Mr. Carmichael was the Manager of Financial Reporting and Analysis of Prime Restaurants Royalty Income Fund. From 2001 through 2003, Mr. Carmichael was Vice President of Finance for Canadian Benefits Consulting Group. From 1997 through 2001, Mr. Carmichael was the manager of accounting for A&E Capital Funding Inc., Bradstone Equity Partners, Inc. and Global (GMPC) Holdings Inc. Mr. Carmichael received a Bachelor of Arts in Administrative and Commercial Studies; Financial and Economic Stream in 1996 from the University of Western Ontario.

ITEM 5.03 Amendment to the Articles of Incorporation or Bylaws.

At the Annual Meeting of the Company, a majority of the Company’s outstanding shares of Common Stock (i) approved a one-for-twenty reverse split of the issued and outstanding shares of the Company’s Common Stock and (ii) voted in favor of the Company to authorize 10,000,000 shares of preferred stock of the Company. Accordingly, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware that was effective June 29, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

EXHIBIT
NUMBER    DESCRIPTION
3.6        Certificate of Amendment to the Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Fiber Corporation

Dated: June 29, 2006	By:	/s/ Jeffrey Halloran
Name: Jeffrey Halloran
Title: President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director